UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011 (May 12, 2011)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Forward Air Corporation (the “Company”) with the Securities and Exchange Commission on May 12, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct stockholder advisory votes on executive compensation. No other changes have been made to the Original Filing.

At the Company’s 2011 Annual Meeting of Stockholders held on May 9, 2011, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers – or future “say-on-pay” votes. As previously reported by the Company, a majority of the votes cast on the frequency proposal were cast in favor of holding an annual “say-on-pay” vote.

In light of the voting results with respect to the frequency proposal, at a meeting held on July 25, 2011, the Company’s Board of Directors decided that the Company will hold an advisory “say-on-pay” vote every year in connection with its annual meeting of stockholders until the next advisory vote on the frequency of holding a “say-on-pay” vote. The Company is required to hold an advisory vote on “say-on-pay” frequency every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: July 28, 2011	By:	/s/ Matthew J. Jewell
Matthew J. Jewell Chief Legal Officer, Executive Vice President and Secretary